Exhibit (s)

REAVES UTILITY INCOME FUND

POWER OF ATTORNEY

The undersigned Trustees of the Reaves Utility Income Fund, a Delaware statutory trust (the “Fund”), hereby appoints Allison Fumai, Sareena Khwaja-Dixon and Tanya Tancheff, as attorneys-in-fact, with full power of substitution, and full power to sign for him or her and in his or her name in the appropriate capacities, the registration statement on Form N-2 of the Fund in connection with the shelf offering and any “at the market” offerings, rights offerings, or secondary offerings approved by the Trustees of the Fund on November 8, 2021 (the “Registration Statement”), including any and all amendments to the Registration Statement and supplements or other instruments in connection therewith, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that said attorney-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

By:	/s/Mary K. Anstine	By:	/s/Jeremy W. Deems
	Mary K. Anstine Trustee		Jeremy W. Deems Trustee and Chairman of the Board

Date:	November 8, 2021	Date:	November 8, 2021

By:	/s/Michael F. Holland	By:	/s/E.Wayne Nordberg
	Michael F. Holland Trustee		E. Wayne Nordberg Trustee

Date:	November 8, 2021	Date:	November 8, 2021

By:	/s/Larry W. Papasan
Larry W. Papasan Trustee

Date:	November 8, 2021